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                                                                    Exhibit 99.1



                                             CONTACT:  Stephen Yates
                                                       Predictive Systems, Inc.
                                                       212-659-3713

         PREDICTIVE SYSTEMS TO EXPENSE STOCK OPTIONS AND OFFER VOLUNTARY
                   STOCK OPTION EXCHANGE PROGRAM TO EMPLOYEES

         New York City, NY -- September 19, 2002 -- Predictive Systems (Nasdaq:
PRDS), a leading network infrastructure and security consulting firm, today announced it will expense the cost of stock options by adopting the fair value method of accounting for stock options contained in SFAS No. 123, Accounting for Stock-Based Compensation. Predictive will adopt the fair value method during the fourth quarter of 2002.

         Said Andrew Zimmerman, CEO of Predictive Systems, "This new policy puts options on an equal footing with other kinds of compensation and will allow us to design compensation packages that motivate employees and align their interests with those of all share owners."

         Predictive Systems also announced that it will offer certain of its employees the opportunity to participate in a voluntary stock option exchange program.

         "Predictive's employees are critical to our company's continued success," said Andrew Zimmerman, CEO of Predictive Systems. "After implementing a salary cut and other cost cutting measures, this voluntary stock option exchange program will help us to retain and reward the best talent in the industry."

         Under the planned program, eligible employees who hold stock options will have the opportunity to voluntarily exchange outstanding stock options for new options to be granted no earlier than October 18, 2002 at the lower of $0.24 or the fair market value of the Company's common stock on such date. Employees will not receive new options for options granted at certain strike prices.

         Non-employee members of the Company's Board of Directors are not eligible to participate in this program. The proposed stock option exchange program is expected to reduce the total number of common shares issuable upon the exercise of outstanding options by approximately 1.2 million.

About Predictive Systems

         Predictive Systems, Inc. (NASDAQ: PRDS) is a leading consulting firm focused on building, optimizing, and securing high-performance infrastructures to increase operational efficiency, mitigate risk, and empower the business initiatives of Fortune 1000 companies, federal government agencies, and state and local governments. The firm's Global Integrity Services unit provides professional information security consulting and managed security services to protect the critical assets of its clients. Predictive Systems' BusinessFirst(TM) approach maps technology solutions to business goals, and delivers measurable results. Headquartered in New York City, Predictive Systems has regional offices throughout the United States. Internationally, it has offices in Germany, the Netherlands, and the UK. For additional information, please contact Predictive Systems at 800-770-4958 or visit www.predictive.com.


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Predictive Systems, the Predictive Systems logo, BusinessFirst, and Global
Integrity are trademarks or registered trademarks of Predictive Systems, Inc. All other brands or product names are trademarks or registered trademarks of their respective companies.

This press release contains statements of a forward-looking nature relating to future events or future financial results of Predictive Systems. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements, including the matters set forth in Predictive Systems' reports and other documents filed from time to time with the Securities and Exchange Commission.